UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:  June 20, 2012
(Date of earliest event reported)

KODIAK OIL & GAS CORP.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32920

Yukon Territory	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1625 Broadway, Suite 250
Denver, Colorado 80202
(Address of principal executive offices, including zip code)

(303) 592-8075
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2012, Kodiak Oil & Gas Corp. and its wholly-owned subsidiary, Kodiak Oil & Gas (USA) Inc. (“Employer”) entered into amendments effective as of June 13, 2012  (the “Amendments”) to each of the employment agreements (the “Original Agreements”) of Russell A. Branting, Executive Vice President of Operations, and Russ D. Cunningham, Executive Vice President of Exploration.  Pursuant to such Amendments, Employer agreed to increase the salary portion of the benefits in connection with a termination following a “change of control” (as defined in the Original Agreement) from 6 months of salary to 18 months of salary.  All other terms of the “change of control” provisions, as well as all other terms of the Original Agreements, remain unchanged.

The description of the Amendments in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Amendments.

Item 9.01  Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Employment Agreement of Russell A. Branting
10.2	Amendment No. 1 to Employment Agreement of Russ D. Cunningham

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK OIL & GAS CORP.

By:	/s/ James P. Henderson
James P. Henderson
Chief Financial Officer

Date:  June 22, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Employment Agreement of Russell A. Branting
10.2	Amendment No. 1 to Employment Agreement of Russ D. Cunningham